Exhibit 10.3
MARTIN MIDSTREAM PARTNERS L.P. 2025 PHANTOM UNIT PLAN
PHANTOM UNIT AWARD AGREEMENT
This Award Agreement (this “Agreement”) is entered into between Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) and _________________ (the “Participant”), an employee of Martin Resource Management Corporation, a Martin Group entity (the “Employer”), effective [●] (the “Date of Grant”). Capitalized terms used but not defined in this Agreement have the respective meanings provided in the Martin Midstream Partners L.P. 2025 Phantom Unit Plan (the “Plan”).
1.Grant of Phantom Units. Effective on the Date of Grant, the Partnership hereby grants to the Participant [●] Phantom Units (this “Award”), subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.
2.Vesting and Forfeiture.
(a)    This Award will vest as provided in Exhibit A attached to this Agreement (with each such vesting date or dates a “Vesting Date”), provided that, except as provided below or in Exhibit A, the Participant remains continuously employed with a Martin Group entity (“Employment”) from the Date of Grant until the Vesting Date(s). Except as otherwise provided in the Plan or this Agreement, all outstanding Phantom Units granted under this Award that have not vested pursuant to the terms of this Agreement and Exhibit A shall be automatically and immediately forfeited and this Award shall be terminated without any payment and without any action required by the Partnership or the Participant.
(b)    In the event that, prior to becoming fully vested as provided in Section 2(a), a Change in Control is consummated, this Award will be subject to the Plan terms applicable to such event.
(c)    Notwithstanding the vesting and forfeiture provisions set forth in this Section 2, the Committee may, at any time and in its sole discretion, accelerate vesting of all or any part of this Award.
3.No Contract of Employment. Nothing in this Agreement will be construed as giving the Participant the right to continue employment with the Partnership or any Martin Group entity or in any way limit their right to terminate the Participant’s Service at any time.
4.Payment of Vested Phantom Units. The Phantom Unit Payment Value (as defined in Exhibit A) of each Phantom Unit subject to this Award that vests pursuant to this Agreement and Exhibit A (other than DER payments) shall be paid to the Participant in cash by the Partnership to the Participant (or to Participant’s estate in the case of death) as provided in Exhibit A.
5.Payment of DERs. Unless otherwise provided in Exhibit A, no DERs shall be paid with respect to the Phantom Units granted hereunder.
6.Non-Transferability. This Award, any Phantom Units subject to this Award, and any other rights or privileges provided for in this Agreement, may not be transferred, assigned, pledged, or hypothecated in any manner, by operation of law or otherwise, and will not be subject to execution, attachment, or similar process.

7.Taxes. The Partnership or the Employer is authorized to withhold from any payment relating to the Phantom Units granted hereby, or any payroll or other payment to Participant, amounts of withholding and other taxes due or potentially payable in connection with the Phantom Units granted hereby, and to take such other action as the Committee may deem advisable to enable the Partnership or the Employer and Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Phantom Units granted hereby.
8.Amendment. The Committee may amend, modify, or terminate this Award at any time prior to vesting in any manner not inconsistent with the terms of the Plan. Notwithstanding the foregoing, except as expressly provided in the Plan, no such amendment, modification, or termination of this Award may materially impair the rights of the Participant under this Agreement without the written consent of the Participant.
9.Notices. All notices to the Partnership related to this Agreement should be sent to the Partnership’s principal executive offices as disclosed in its filings with the Securities and Exchange Commission, addressed to the Office of General Counsel. All notices to the Participant shall be delivered to the most recent address as provided by the Participant to the Employer’s human resources department.
10.Binding Effect. This Agreement is personal to the Participant and may not be assigned by the Participant. This Agreement shall inure to the benefit of and be binding upon each of the parties and any successors to the Partnership.
11.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws.
12.Severability. In the event that any provision in this Agreement shall be found to be invalid, illegal or unenforceable, the Participant and the Partnership intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of reformation shall be ignored and shall not affect the validity, legality and enforceability of the remaining provisions, which shall be valid and enforced to the fullest extent permitted by law.
13.Section 409A. It is intended that this Agreement and the Phantom Units granted comply with, or be exempt from, the requirements of Code Section 409A and the accompanying regulations and guidance issued by the Internal Revenue Service (“Section 409A”) and this Agreement shall be interpreted and administered accordingly. For purposes of this Agreement, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h), and any successor provision thereto (other than due to death), then any Phantom Units settled on account of a separation from service that are deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A.
14.Entire Agreement. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement between the parties with respect to the subject matter contained in this Agreement. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this Agreement made prior to the execution of this Agreement shall be void and ineffective for all purposes.
By signature below, the Participant represents that he or she is familiar with the terms and provisions of the Plan, this Agreement, and the Partnership Agreement, and hereby accepts this Award subject to all of those terms and provisions. The Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[Signature Page Follows]
IN WITNESS WHEREOF, the Partnership and the Participant have executed this Agreement, effective as of the Date of Grant.
MARTIN MIDSTREAM PARTNERS L.P.
By: Martin Midstream GP LLC
By:
Name:
Title:

PARTICIPANT
By:
Name:

MARTIN MIDSTREAM PARTNERS L.P. 2025 PHANTOM UNIT PLAN

PHANTOM UNIT AWARD AGREEMENT

EXHIBIT A

Vesting Schedule and Terms

The Phantom Units granted under this Award shall vest and become payable as follows:
A.1.    Definitions. For purposes of this Award, the “Phantom Unit Payment Value” is equal to the Fair Market Value of a Phantom Unit as of the Valuation Date. The “Valuation Date” for the foregoing means the applicable Vesting Date, for purposes of Section A.2, the Termination Date, for purposes of Sections A.3. and A.5., and the Change in Control date, for purposes of Section A.4.
A.2.    Vesting. Except as provided in Sections A.3, A.4 and A.5 below, the Phantom Units granted under this Award shall vest in full (100%) on the third (3rd) anniversary of the Date of Grant (the “Vesting Date”), provided, however, that the Participant has been in continuous Employment at all times from the Date of Grant until and on the Vesting Date. Such vested Phantom Units shall be settled by a cash payment, equal to the Phantom Unit Payment Value of such vested Phantom Units, by the Partnership to the Participant (or to Participant’s estate in the case of death) no later than the 30th day following the Vesting Date (subject to tax withholding obligations).
A.3.    Termination Without Cause. Section A.2 notwithstanding, if the Participant’s Employment is terminated by the Employer without Cause prior to the Vesting Date, then the Phantom Units granted under this Award shall vest pro-rata as of such termination of Employment date (the “Termination Date”) equal to the number (rounded up to the nearest whole Phantom Unit) determined by multiplying (i) the total number of Phantom Units granted under this Award by (ii) a fraction in which the numerator is the number of days that have elapsed from the Date of Grant to the Termination Date, and the denominator is the total number of days from the Date of Grant until the Vesting Date. All remaining unvested Phantom Units shall be forfeited as of the Participant’s Termination Date. Such vested Phantom Units shall be settled by a cash payment, equal to the Phantom Unit Payment Value of such vested Phantom Units, by the Partnership to the Participant (or to Participant’s estate in the case of death) no later than the 30th day following the Participant’s Termination Date (subject to tax withholding obligations). If the Participant’s Employment terminates for any other reason prior to the Vesting Date, all Phantom Units granted under this Award shall be forfeited as of the Participant’s Termination Date.
For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties as an employee of the Employer or a member of the Martin Group entity, which failure is not cured to the satisfaction of the Employer’s senior officers within a reasonable period after written notice thereof to the Participant, (ii) the Participant being convicted of or a plea of nolo contendere to the charge of a felony which shall be final and non-appealable (other than a felony involving a traffic violation or as a result of vicarious liability) or any misdemeanor crime that involves fraud, embezzlement, moral turpitude or violation of federal or state securities law, (iii) the commission by the Participant of an act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the Participant at the expense of the Partnership or the Employer or other Martin Group entity, or (iv) an unauthorized absence from Employment that is not cured within five (5) days after written notice thereof from the Partnership.  For purposes of this definition of Cause, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Partnership.
    Exhibit A-1

A.4.    Change in Control. Section A.2 notwithstanding, if a Change in Control occurs prior to the Vesting Date, all Phantom Units granted under this Award shall vest in full (100%) on the date of the Change in Control, provided, however, that the Participant has been in continuous Employment at all times from the Date of Grant until and on the date of the Change in Control. Such vested Phantom Units shall be settled by a cash payment, equal to the Phantom Unit Payment Value of such vested Phantom Units, by the Partnership to the Participant (or to Participant’s estate in the case of death) no later than the 30th day following the date of the Change of Control (subject to tax withholding obligations).
A.5.    Retirement. Section A.2 notwithstanding, if the Participant is eligible for Retirement and terminates Employment (including due to the Participant’s death) prior to the Vesting Date, then the Phantom Units granted under this Award shall vest pro-rata as of such termination of Employment date (the “Retirement Date”) equal to the number (rounded up to the nearest whole Phantom Unit) determined by multiplying (i) the total number of Phantom Units granted under this Award by (ii) a fraction in which the numerator is the number of days that have elapsed from the Date of Grant to the Retirement Date, and the denominator is the total number of days from the Date of Grant until the Vesting Date. All remaining unvested Phantom Units shall be forfeited as of the Participant’s Retirement Date. Such vested Phantom Units shall be settled by a cash payment, equal to the Phantom Unit Payment Value of such vested Phantom Units, by the Partnership to the Participant (or to Participant’s estate in the case of death) no later than the 30th day following the Retirement Date (subject to tax withholding obligations). The foregoing notwithstanding, a termination of the Participant’s Employment by the Employer with or without Cause shall not be a termination for Retirement under this Section A.5. For purposes of this Agreement, “Retirement” means the Participant has attained (i) age 65 and (ii) ten (10) years of Employment.
A.6.    DERs. [With respect to each vested Phantom Unit granted hereunder, the Partnership will pay the Participant cash amount equal to the amount of such cash distributions made by the Partnership on one Unit during the vesting period at the same time the vested Phantom Unit is settled in cash as provided in this Exhibit A. No DERs shall be paid with respect to Phantom Units that are forfeited.][No DERs shall be paid with respect to the Phantom Units granted hereunder.]
    Exhibit A-2